STEWART ENTERPRISES, INC.

                           EQUITY SECURITIES
                            TERMS AGREEMENT


                                                       January 27, 1999

To:  Stewart Enterprises, Inc.
     110 Veterans Memorial Boulevard
     Metairie, Louisiana  70005

Dear Sirs/Madams:

     Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), proposes to issue and sell 11,850,000 shares of Class A Common Stock, no par value per share of the Company (the "Shares"), and the Stewart Revocable Trust (the "Selling Shareholder") proposes to issue and sell 650,000 Shares (collectively, the "Firm Shares"), and in addition the Company proposes to issue and sell and the Selling Shareholder proposes to sell up to 1,875,000 additional Shares, at the option of the Underwriters, solely to cover over-allotments (the "Additional Shares"). On behalf of the several Underwriters named in SCHEDULE I hereto (the "Underwriters"), and subject to the terms and conditions set forth herein or incorporated by reference herein, the undersigned Representatives agree to the terms set forth in, and incorporated by reference in, this Terms Agreement.

     On the basis of the representations, warranties, covenants and agreements contained in this Terms Agreement and incorporated by reference in this Terms Agreement, but subject to the terms and conditions in this Terms Agreement and incorporated by reference in this Terms Agreement, the Company and the Selling Shareholder hereby agrees to sell the Firm Shares to the several Underwriters; and each Underwriter, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter's name in SCHEDULE I. In addition, the Company and the Selling Shareholder hereby grant to the several Underwriters the option to purchase up to the aggregate number of Additional Shares at the same purchase price per share to be paid by the several
Underwriters to the Company for the Firm Shares, for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters.

     The Shares to be purchased by the several Underwriters, shall have the following terms:

Shares to be issued and sold by the Company:         11,850,000 Firm Shares, plus
                                                     1,777,500 Additional Shares
Shares to be sold by the Selling Shareholder:        650,000 Firm Shares, plus
                                                     97,500 Additional Shares

Public offering price:                               $16.75 per share

Underwriting Discount:                               $0.67 per share

Proceeds to the Company:                             $16.08 per share

Proceeds to Selling Shareholder:                     $16.08 per share

Closing date and location:                           February 2, 1999, 9:00 a.m. (via teleconference)
                                                     Jones, Walker, Waechter, Poitevent, Carrere &
                                                       Denegre, L.L.P.
                                                     201 St. Charles Ave.
                                                     New Orleans, Louisiana  70170-5100

     All of the provisions contained in the document entitled "Stewart Enterprises, Inc. Equity Securities, Underwriting Agreement-Basic Provisions," dated as of January 6, 1999, a copy of which is attached hereto as ANNEX A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Any capitalized terms not defined in this Terms Agreement shall have the meanings set forth therein. For purposes of this Terms Agreement and the provisions incorporated herein by reference, the term "Significant Subsidiaries" shall mean those Subsidiaries of the Company set forth on SCHEDULE II.

     Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:

     Bear, Stearns & Co. Inc.
     245 Park Avenue
     New York, New York  10167
     Attn: Stewart Enterprises, Inc.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                 Bear, Stearns & Co. Inc.
                                 Merrill Lynch & Co.
                                 Johnson Rice & Company L.L.C.
                                 (the "Representatives")

                                 By:  /s/ Bear, Stearns $ Co, Inc.
                                      -----------------------------
                                          BEAR, STEARNS & CO. INC.


                                 By:  /s/ Stephen Straty
                                    -------------------------------
                                    Name: STEPHEN STRATY
                                    Title: SENIOR MANAGING DIRECTOR

Accepted:

Stewart Enterprises, Inc.



By:  /s/ Joseph P. Henican, III
    ---------------------------
   Name: JOSEPH P. HENICAN, III
   Title: CHIEF EXECUTIVE OFFICER



Stewart Revocable Trust (the "Selling Shareholder")



By:  /s/ Frank B. Stewart, Jr.
         ------------------------------
         Frank B. Stewart, Jr., Trustee